Exhibit 99.1
FIRST QUARTER INVESTOR UPDATE 2008 Q1 Grubb & Ellis Healthcare REIT, Inc. has enjoyed a number of accomplishments since its offering began in September 2006. This update will provide you with detailed information regarding the activity of the REIT during the first quarter of 2008 so that you may be informed on its progress. FIRST QUARTER ACCOMPLISHMENTS · Closed seven acquisitions, valued at more than $106 million, based on purchase price. · Currently own a diversified portfolio of healthcare real estate assets including medical office buildings, hospitals, nursing homes and assisted living facilities. · Grubb & Ellis Healthcare REIT continues to obtain attractive debt, despite the difficult credit market. FIRST QUARTER ACQUISITIONS Medical Portfolio 1, Florida and Kansas Read more about this property on the reverse side. Fort Road Medical Building, St. Paul, MN This building consists of approximately 50,000 square feet of gross leasable area, is connected to nearby hospitals and medical offices by a series of underground tunnels, and is 97 percent leased. Liberty Falls Medical Center, Liberty Township, OH Located in a Cincinnati suburb, this property consists of four buildings totaling approximately 44,000 square feet of gross leasable area that is 91 percent leased. Epler Parke Building B, Indianapolis, IN A single-story multi-tenant building with approximately 34,000 square feet of gross leasable area and is 95 percent leased. Cypress Station Medical Office Building, Houston, TX This three-story building has approximately 52,000 square feet of gross leasable area and is 100 percent leased. Vista Professional Center, Lakeland, FL Comprised of four identical buildings with approximately 32,000 square feet of gross leasable area. This property is 89 percent leased. Senior Care Portfolio 1, Texas The Texas properties of Senior Care Portfolio 1 consist of four buildings totalling approximately 155,000 square feet of gross leasable area and are 100 percent leased. CEO FROM THE OF GRUBB & ELLIS COMPANY Our goal has always been to provide you with the best real estate investment product the industry has to offer, and we believe that the merger between Grubb & Ellis Company and NNN Realty Advisors has given us the opportunity to reach this important objective. Grubb & Ellis Company is the sponsor of Grubb & Ellis Healthcare REIT, Inc. As such, the REIT benefits from the local market knowledge of 1,800 brokerage professionals located in more than 100 markets, some of the most respected market research in the industry and the same world-class property management organization that was selected as Microsoft’s Vendor of the Year in 2007. We thank you for the confidence and support you have placed in Grubb & Ellis Healthcare REIT, and we look forward to using our expanded platform to better serve your needs. Scott D. Peters President and Chief Executive Officer Grubb & Ellis Company, sponsor of Grubb & Ellis Healthcare REIT, Inc. Mr. Peters is also the Chairman, President and CEO of Grubb & Ellis Healthcare REIT, Inc.

2008 Q1 INVESTOR UPDATE





PROPERTY HIGHLIGHT

Medical Portfolio 1

Medical Portfolio 1 consists of five medical office buildings, including Doctors' Medical Building, Largo Medical Arts Center, West Bay Surgery Center, Brandon Medical Plaza and Central Florida SurgiCenter. Located in Florida and Kansas, the portfolio consists of approximately 162,000 square feet of gross leasable area. The buildings are either situated on the campuses of, or affiliated with, Hospital Corporation of America (HCA), one of the largest for-profit health systems in the United States. Medical Portfolio 1 has a combined parking ratio of 6.24 spaces per 1,000 square feet and is 97 percent leased.

Shares Sold and Equity Raised

Grubb & Ellis Healthcare REIT, Inc. has sold approximately 26.9 million shares of its common stock for more than $268 million as of March 31, 2008. At the close of the first quarter 2008, Grubb & Ellis Healthcare REIT has made a total of 27 acquisitions and accumulated a geographically diversified portfolio of healthcare related properties spread across 13 different states valued in excess of $514 million, based on purchase price. Should you have any questions regarding your investment in Grubb & Ellis Healthcare REIT, please contact your financial advisor.

DISTRIBUTION OF REIT PROPERTIES


9%
13%
16%
62%
Medical Office
Assisted Living /Skilled Nursing
Hospital
Office

To learn more, visit www.gbe-reits.com.

Grubb & Ellis. HEALTHCARE REIT

(877) 888-7348 www.gbe-reits.com

This newsletter contains forward-looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure in the prospectus and consult with your advisor before investing.

Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer-manager for the Grubb & Ellis Healthcare REIT offering. April 30, 2008. 0108_HC_Investor Update